Exhibit 99.1

BEFORE THE STATE CORPORATION COMMISSION

OF THE STATE OF KANSAS

In the Matter of the Applications of Westar Energy, Inc. and Kansas Gas and Electric Company for Approval to Make Certain Changes in their Charges for Electric Service.	) ) ) Docket No. 12-WSEE-112-RTS ) )

I. STIPULATION AND AGREEMENT

As a result of extensive discussions between the Staff of the State Corporation Commission of the State of Kansas (Staff), Westar Energy, Inc. and Kansas Gas and Electric Company (referred to herein as “Westar” collectively), Kansas Industrial Consumers Group, Inc., on its own behalf and on behalf of its members (KIC)1, Unified School District No. 259 (USD 259),2 Kansas Association of School Boards, Kroger Co. (Kroger), U.S. Department of Defense (U.S. DOD)3, Wal-Mart Stores, Inc. (Wal-Mart), and Tyson Foods, (referred to collectively as the “Parties”), the Parties hereby submit to the Kansas Corporation Commission (“Commission”) for its consideration and approval the following Stipulation and Agreement (Stipulation):

II. WESTAR’S APPLICATION

1. On August 25, 2011, Westar filed an Application with the Commission to make certain changes in its rates and charges for electric service, which was docketed as the above-captioned proceeding. Pursuant to a Commission Order, the effective date of this Application was suspended until April 23, 2012.

[1]

KIC members that have been admitted as parties to this docket are The Boeing Company, Occidental Chemical Corporation, Spirit AeroSystems, Inc., Hawker Beechcraft Corporation, Cargill, Incorporated, Coffeyville Resources Refining & Marketing, LLC. KIC members The Boeing Company, Occidental Chemical Corporation, Spirit AeroSystems, Inc., Cargill, Incorporated, Coffeyville Resources Refining & Marketing, LLC are not parties to the Stipulation but will not be opposing the Stipulation. Hawker Beechcraft Corporation will file its position regarding the Stipulation and Agreement on or before February 9, 2012.

[2]	USD 259 signs subject to approval by its Board of Education. Counsel for USD 259 will file a letter with the Commission confirming approval by the Board of Education.
[3]	U.S. DOD has indicated that it does not oppose the terms of this Stipulation.

2. The schedules filed with Westar’s Application indicated a gross revenue deficiency of $90.8 million4, based upon normalized operating results for the 12 months ending March 31, 2011, adjusted for known and measurable changes in revenues, operating and maintenance expenses, cost of capital and taxes, and other adjustments.

3. In support of its Application, Westar submitted the testimony of 18 witnesses and the schedules required by K.A.R. 82-1-231.

III. STAFF AND OTHER PARTIES’ PRE-FILED POSITIONS

4. On January 5, 2012, Staff filed its direct testimony in the above docket, recommending a rate increase of approximately $33,647,922 million for Westar. Staff recommended additional adjustments to Westar’s proposed depreciation rates and raised several policy questions related to the calculation of depreciation rates. Staff also made recommendations regarding return on equity and adjustments to the income statement and rate base.

5. Also, on January 5, 2012, CURB filed testimony in which it recommended the Commission decrease Westar’s annual revenue requirement by approximately $11,602,165.

6. Also on January 5, 2012, KIC filed testimony in which it recommended adjustments that would result in an increase to Westar’s annual revenue requirement by approximately $30.3 million. KIC adopted the testimony of USD 259 regarding return on equity and capital structure and proposed other adjustments to Westar’s income statement and rate base.

7. Also on January 5, 2012, USD 259 filed testimony in which it recommended adjustments to Westar’s return on equity and capital structure.

[4]	This amount was increased by $364,626 in the supplemental testimony filed by Westar on November 23, 2011, as requested by the Commission.

8. In addition, Staff, CURB, KIC, USD 259, Kroger, Kansas Association of School Boards, and U.S. Department of Defense, filed testimony addressing certain cost of service, rate design, and tariff issues.

9. On January 17, 2012, KIC, USD 259, Kroger, and CURB filed Cross-Answering Testimony on various cost allocation and rate design matters.

10. Westar filed rebuttal testimony on January 23, 2012.

11. Subsequently, on January 26 and 30, 2012, the parties met collectively to discuss the possible settlement of the issues in this matter.

IV. TERMS OF THE STIPULATION

After extensive negotiations, the Parties have agreed upon the following terms:

A.	Stipulated Revenue Requirement

12. The Parties agree that Westar’s overall annual revenue increase will be fifty million dollars ($50,000,000).

B.	Miscellaneous issues

13. The rates included in Westar’s Environmental Cost Recovery Rider (ECRR) at the effective date of tariffs resulting from this proceeding will not be rolled into Westar’s base rates. The Parties waive the requirement to roll the environmental costs included in the ECRR into base rates at this time for the purpose of this settlement. This waiver is not precedential and does not prevent any Party from taking a different position on the issue in the future. Westar’s ECRR will remain in full force and effect.

14. The Parties agree that the revenue requirement specified in paragraph 12 above includes a decrease in Westar’s depreciation expense consistent with the depreciation rates proposed by Staff witness William Dunkel and set forth in Appendix A to this Stipulation. Westar agrees that it will adopt the depreciation rates in Appendix A. By agreeing to such a decrease in Westar’s depreciation rates, Westar is not agreeing to the policy recommendations made by Mr. Dunkel. The Parties agree that the policy recommendations made by Mr. Dunkel regarding terminal net salvage, third-party reimbursements, and treatment of “non-legal AROs” may be addressed in the generic depreciation docket, Docket No. 08-GIMX-1142-GIV, currently pending before the Commission. The Parties agree that Westar’s cost of service deferred income tax expense and amortization of investment tax credits complies with the tax normalization requirements of the Internal Revenue Code of 1986 as amended.

15. The Parties agree that the revenue requirement specified in paragraph 12 above includes a $10.91 million increase over test year expense ($34.68 million total) for Westar’s total distribution system vegetation management program, including the ReliabiliTree® program. The Parties agree that Westar will implement a partial roll-out of the ReliabiliTree® program as described in the Direct Testimony of Caroline Williams.5 Westar will provide periodic reports to the Commission regarding the results of the ReliabiliTree® program on a circuit-by-circuit basis. Westar will work with Staff to develop metrics that can be used to measure the success of the ReliabiliTree® program against the data collected in Docket No. 02-GIME-365-GIE.

16. Pursuant to the Commission’s Order in Docket No. 10-KCPE-415-RTS, Staff addressed the issue of executive compensation in its prefiled testimony. However, the Parties agree that nothing in this Stipulation constitutes an agreement by Westar that Staff’s proposed adjustments to executive compensation are appropriate and that the Stipulation does not prevent Westar or other Parties from challenging such adjustments in the future.

17. The revenue requirement specified in paragraph 12 above includes an adjustment to the advertising expense included in Westar’s cost of service in the amount of $40,000.

[5]	Exhibit CAW-9.

18. While the Parties acknowledge that no stated return on equity is included in the settlement, until its next general rate proceeding, Westar is authorized to calculate its rate of return for regulatory accounting purposes, including the accrual of AFUDC, using the updated capital structure and cost of debt provided in Adam Gatewood’s prefiled testimony and accepted by the parties and an assumed return on equity of 10.0% and a resulting overall rate of return of 8.4049%. The Parties agree to the use of the indicated return on equity for settlement purposes only and do not view such return on equity as precedential.

19. The Ad Valorem expense, unadjusted for transmission related plant, included in Westar’s base rates is $78,907,393. In order to calculate future ad valorem tax surcharges, the ad valorem tax expense assumed to be collected in base rates will begin with the effective date of the rate increase resulting from this docket, until the amount is reset in a Commission order.

20. Amortization periods are established as follows:

a.	Westar’s actual rate case expense – three years;

b.	Storm damage expense in an amount of $16,538,527.56 as of May 1, 2012 – continued amortization over the time left in the amortization period established in Docket No. 08-WSEE-1041-RTS;

c.	Aquila consent fee in the amount of $2,960,858.82 – amortized over the life of the lease;

d.	Pension tracker authorized by Docket No. 10-WSEE-135-ACT in the amount of $7,468,160 – five years.

21. For the purposes of calculating Westar’s pension tracker going forward, the Parties agree that the base rates agreed to in this Stipulation include the following expenses associated with Westar’s pension plan:

Westar Pension Expense	$33,239,760
Westar FAS 106 Expense	$7,546,389
Westar FAS 112 Expense	$209,269
WCNOC Pension Expense	$8,410,387

22. With respect to the SCR Catalyst replacement expense, the Parties agree that Westar will defer and amortize the costs of its SCR catalyst replacement expense, similar to the current treatment afforded to Wolf Creek nuclear plant refueling expenses, as recommended by Staff witness Justin Grady at page 26 of his Direct Testimony.

23. The revenue increase referenced in paragraph 12 above does not include costs recoverable through Commission-approved riders.

24. Westar agrees that it will maintain the wholesale revenue (WR) factor in its annual Retail Energy Cost Adjustment (RECA) calculations. The calculation will compare actual non-fuel wholesale revenue (demand revenue plus variable O&M revenue) from the subject RECA year to the non-fuel wholesale revenue recorded to the level of wholesale nonfuel revenue reflected in base rates recorded on Westar’s books during the test year ended March 31, 2011. Westar agrees to provide a calculation of the non-fuel wholesale revenue that it recorded during the test year by wholesale entity, and in total, to the Commission Staff at the conclusion of this proceeding.

D.	Abbreviated Rate Proceeding

25. The Parties agree that Westar may use the abbreviated rate setting process contained in K.A.R. 82-1-231(b)(3) to update rates to include actual capital costs incurred by

Westar related to the environmental projects at La Cygne Energy Center that were preapproved by the Commission in Docket No. 11-KCPE-581-PRE, up to the amount of costs approved by the Commission in such dockets but not included in rates set as a result of this proceeding. The Parties request the Commission to expressly state its prior approval pursuant to K.A.R. 82-1-231(b)(3), subject to Westar’s compliance with K.A.R. 82-1-231(b)(3)(A). The cost of capital to be used for purposes of such proceeding is to be the overall rate of return stated in paragraph 18 above. In the event that Westar wishes to seek recovery for any capital costs related to investment in excess of such predetermined amounts, any such additional costs may only be recovered through the filing of a subsequent general rate proceeding where such additional amounts will be subject to a Commission review. The Parties agree that the increase to rate base as a result of the above-captioned proceeding is $8,315,732, all of which is CWIP.

26. The Parties also agree that Westar will also use the abbreviated rate setting process contained in K.A.R. 82-1-231(b)(3) to update rates to reflect the expiration of the amortization period for costs associated with the 2007 ice storm that were initially included in Westar’s cost of service in Docket No. 08-WSEE-1041-RTS.

27. The Parties agree that class cost of service, class cost allocation, and rate design will be open issues in the abbreviated proceeding. Westar will hold a meeting with the Parties at least 15 days before it files its application in the abbreviated proceeding at which time Westar will share its class cost of service study method with the Parties.

28. Westar agrees that in such abbreviated rate setting process that substantial changes in tax or other applicable laws or regulations or other major events that result in significant differences in Westar’s costs may also be addressed.

E.	Class Cost of Service and Rate Design

29. The Parties agree that the rate increase should be allocated among the respective classes of customers according to the amounts indicated for each class as shown on Appendix B hereto and that rates should be adjusted as shown on Appendix C hereto. The billing determinants used to calculate the rates are shown on Appendix D, attached hereto.

30. The public schools class will be allocated no more than 1% of the total retail revenue requirement increase approved by the Commission in this case. Public schools class rates will be increased by a uniform percentage increase to each existing rate within this rate class.

31. The Parties agree that Westar should implement the changes to Westar’s General Terms and Conditions and the pilot tariff to introduce dynamic pricing for residential customers that were proposed in the Direct Testimony of Dick Rohlfs. The Parties also agree that Westar should cancel the three unused rate schedules as discussed in the Direct Testimony of Dick Rohlfs.

32. The Parties agree that Westar should file a single set of compliance tariffs for Westar Energy, Inc. and Kansas Gas and Electric Company.

V. MISCELLANEOUS PROVISIONS

A.	The Commission’s Rights

33. Nothing in this Stipulation is intended to impinge or restrict, in any manner, the exercise by the Commission of any statutory right, including the right of access to information, and any statutory obligation, including the obligation to ensure that Westar is providing efficient and sufficient service at just and reasonable rates.

B.	Parties’ Rights

34. The Parties, including Staff, shall have the right to present pre-filed testimony in support of this Stipulation. Such testimony shall be filed formally in the docket and presented by witnesses at a hearing on this Stipulation. Such testimony is being filed in conjunction with this Stipulation.

C.	Waiver of Cross-Examination

35. The Parties waive cross-examination on all testimony filed prior to the filing of this Stipulation. The Parties agree that all such prefiled testimony may be incorporated into the record without objection.

D.	Negotiated Settlement

36. This Stipulation represents a negotiated settlement that fully resolves the issues in this docket among the Parties. The Parties represent that the terms of this Stipulation constitute a fair and reasonable resolution of the issues addressed herein. Except as specified herein, the Parties shall not be prejudiced, bound by, or in any way affected by the terms of this Stipulation (a) in any future proceeding; (b) in any proceeding currently pending under a separate docket; and/or (c) in this proceeding should the Commission decide not to approve this Stipulation in the instant proceeding. If the Commission accepts this Stipulation in its entirety and incorporates the same into a final order without material modification, the Parties shall be bound by its terms and the Commission’s order incorporating its terms as to all issues addressed herein and in accordance with the terms hereof, and will not appeal the Commission’s order on these issues.

E.	Interdependent Provisions

37. The provisions of this Stipulation have resulted from negotiations among the Parties and are interdependent. In the event that the Commission does not approve and adopt the terms of this Stipulation in total, it shall be voidable and no Party hereto shall be bound, prejudiced, or in any way affected by any of the agreements or provisions hereof. Further, in such event, this Stipulation shall be considered privileged and not admissible in evidence or made a part of the record in any proceeding.

F.	Submission of Documents to the Commission or Staff

38. To the extent this Stipulation provides for information, documents or other data to be furnished to the Commission or Staff, such information, documents or data shall be filed with the Commission and a copy served upon the Commission’s Director of Utilities. Such information, documents, or data shall be marked and identified with the docket number of this proceeding.

IN WITNESS WHEREOF, the Parties have executed and approved this Stipulation and Agreement, effective as of the 6th day of February 2012, by subscribing their signatures below.

BY:	/s/ Andrew Schulte
Andrew O. Schulte, #24122
Litigation Counsel
Ray O. Bergmeier, #24974
Litigation Counsel
Kansas Corporation Commission
1500 SW Arrowhead Rd.
Topeka, Kansas 66604-4027
Phone: (785) 271-3196
Fax: (785) 271-3167

ATTORNEYS FOR STAFF

BY:	/s/ Martin J. Bregman
Martin J. Bregman, #12618
Executive Director, Law
Cathryn J. Dinges, #20848
Corporate Counsel
818 South Kansas Avenue
Topeka, Kansas 66612
Telephone: (785) 575-1986
Fax: (785) 575-8136

ATTORNEYS FOR
WESTAR ENERGY, INC. AND
KANSAS GAS AND ELECTRIC COMPANY

BY:
James P. Zakoura. #7644
Carson Hendirks
750 Commerce Plaza II
7400 West 110th Street
Overland Park, Kansas 6621 0-2362
Phone: (913) 661-9800
Fax: (913) 661-9863

ATTORNEYS FOR KANSAS INDUSTRIAL CONSUMERS GROUP, INC.

BY:
Timothy McKee, #07135
Samuel Ritchie, #23978
Triplett, Woolf& Garretson, LLC
2959 North Rock Road, Suite 300
Wichita, Kansas 67226
Telephone: (316) 630-8100
Facsimile: (316) 630-8101

COUNSEL FOR UNIFIED SCHOOL DISTRICT NO. 259 AND KANSAS ASSOCIATION OF SCHOOL BOARDS

BY:	/s/ David Woodsmall
David L. Woodsmall, KS Bar #15944
Woodsmall Law Office
807 Winston Court
Jefferson City, MO. 65101
Telephone: (573) 797-0005

ATTORNEYS FOR WAL-MART
STORES, INC. AND TYSON FOODS

BY:	/s/ Kurt J. Boehm
Kurt J. Boehm, Esq.
BOEHM, KURTZ & LOWRY
36 East Seventh Street, Suite 1510
Cincinnati, Ohio 45202
Ph: (513) 421-2255 Fax: (513) 421-2764
kboehm@BKLIawfirm.com

John R. Wine #10016
410 Northeast 43’
Topeka, Kansas 66617
Ph: (785) 225-7676
Fax: (785) 246-0339

COUNSEL FOR THE KROGER CO.

BY:
Kevin K. LaChance
Kansas State Bar No. 15058
Office of the Staff Judge Advocate
HQ, 1st Infantry Division & Fort Riley
Building 200, Patton Hall
Fort Riley, KS 66442-5017
Telephone: 785-239-6175
Facsimile: 785-239-0577

Robert A. Ganton
Attorney - Regulatory Law
U.S. Army Legal Services Agency
9275 Gunston Road
ATTN: JALS-RL/IP
Fort Belvoir, VA 22060-5546
703-693-1280
robert.ganton@us.army.mil

COUNSEL FOR U.S. DEPARTMENT OF DEFENSE